Exhibit 10(f)

CONFORMED COPY

AMENDMENT

This AMENDMENT, dated as of April 25, 2008 (this “Amendment”), among AEP Texas Central Company, a Texas corporation (“ATCC”), AEP Texas North Company, a Texas corporation (“ATNC”), AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation (“AEP”), Appalachian Power Company, a Virginia corporation (“APC”), Columbus Southern Power Company, an Ohio corporation (“CSPC”), Indiana Michigan Power Company, an Indiana corporation (“IMPC”), Kentucky Power Company, a Kentucky corporation (“KPC”), Ohio Power Company, an Ohio corporation (“OPC”), Public Service Company of Oklahoma, an Oklahoma corporation (“PSCO”), and Southwestern Electric Power Company, a Delaware corporation (“SEPC”) (each a “Borrower”, and collectively, the “Borrowers”), the banks, financial institutions and other institutional lenders listed on the signatures pages hereof, the Swingline Bank (as hereinafter defined), the LC Issuing Banks (as hereinafter defined) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below) and the LC Issuing Banks.

PRELIMINARY STATEMENT:

The Borrowers, the Administrative Agent, the Swingline Bank, the LC Issuing Banks and certain financial institutions acting as “Lenders” thereunder have entered into a Credit Agreement, dated as of April 4, 2008 (the “Credit Agreement”; capitalized terms used herein, unless otherwise defined herein, shall have the meanings assigned to them in the Credit Agreement) to provide to the Borrowers a $350,000,000 364-day revolving credit and letter of credit facility, with a term loan conversion option, to be used for working capital and other general corporate purposes.  The Borrowers have requested that the Letters of Credit be made available in the form of irrevocable direct pay letters of credit to support obligations of the Borrowers with respect to certain pollution control revenue bonds that may be issued from time to time.  In order to accommodate the Borrowers’ request and to conform certain provisions of the Credit Agreement to the documents relating to such bonds, the Borrowers, the Administrative Agent, the LC Issuing Banks and the Required Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) The following terms are inserted in Section 1.01 in appropriate alphabetical order:

‘“Bond Letter of Credit” means any Letter of Credit issued to support certain obligations to pay the principal of, interest on and/or purchase or redemption price of Bonds.’

‘“Bonds” means pollution control revenue bonds (or similar obligations, however designated) issued pursuant to an Indenture between the Trustee and the Issuer named therein.’

‘“Custodian” means, for any series of Bonds, any Person acting as bailee and agent for the Administrative Agent (on behalf of the applicable LC Issuing Bank and the Lenders) under any Pledge Agreement relating to such Bonds.’

‘“Indenture” means, for any Series of Bonds, the indenture pursuant to which such Bonds are issued and any supplement thereto relating to such Bonds.’

‘“Issuer” means, for any series of Bonds, the issuer of such Bonds under the applicable Indenture.’

‘“Issuer Agreement”  means, for any series of Bonds, the agreement between the applicable Issuer and the applicable Borrower pursuant to which (i) the proceeds of such Bonds are loaned by such Issuer to the applicable Borrower, together with any promissory note or other instrument evidencing the Indebtedness of such Borrower under such agreement, or (ii) such Borrower agrees to pay the purchase price of, or rent with respect to, the facilities financed or refinanced with the proceeds of such Bonds.’

‘“Official Statement” means, for any series of Bonds, the official statement, reoffering circular or similar disclosure document (however designated) relating to such Bonds and the applicable LC Issuing Bank, as amended and supplemented from time to time, and all documents incorporated therein (or in any such supplement or amendment) by reference.’

‘“Pledge Agreement” means, for any series of Bonds, the pledge agreement or custodian agreement (or similar agreement, however designated), among the Administrative Agent, the applicable Borrower and the applicable Custodian with respect to such Bonds, setting forth certain terms relating to the pledge and/or ownership of any such Bonds pending the remarketing thereof pursuant to the applicable Remarketing Agreement.’

‘“Related Documents” means, for any series of Bonds, such Bonds and the Indenture, the Issuer Agreement, any Remarketing Agreement and any Pledge Agreement relating to such Bonds.’

‘“Remarketing Agent” means, for any series of Bonds, any Person acting in the capacity of remarketing agent for such Bonds pursuant to a Remarketing Agreement relating to such Bonds.’

‘“Remarketing Agreement” means, for any series of Bonds, any agreement or other arrangement pursuant to which the applicable Remarketing Agent has agreed to act in such capacity with respect to such Bonds tendered for purchase pursuant to the applicable Indenture.’

‘“Trustee” means, for any series of Bonds, the Person acting in the capacity of trustee for the holders of such Bonds under the Indenture pursuant to which such Bonds were issued.’.

(b) The following sentence is inserted at the end of Section 2.04(a):

“Without limiting the foregoing, any LC Issuing Bank that issues a Bond Letter of Credit agrees that all Bonds pledged to such LC Issuing Bank pursuant to any applicable Pledge Agreement or otherwise registered in the name of such LC Issuing Bank pursuant to the other Related Document will be held for the benefit of such LC Issuing Bank and the Lenders and to apply and/or remit all proceeds from the sale or remarketing of such Bonds in accordance with Section 2.15(f).”

(c) The following new subsection (f) is inserted at the end of Section 2.15:

“(f)           Notwithstanding anything to the contrary set forth in subsection (a) above or Section 2.04(d), each Borrower may pay, or cause to be paid pursuant to the applicable Related Documents, reimbursement obligations with respect to any drawing under a Bond Letter of Credit issued for the account of such Borrower directly to the LC Issuing Bank with respect to such Bond Letter of Credit.  Upon receipt of any such payment, such LC Issuing Bank will promptly (i) (A) apply such payment to that portion of such reimbursement obligations participations in which have not been purchased by the Lenders under Section 2.04(e)) and (B) remit the balance of such payment to the Administrative Agent for further payment to the Lenders that have purchased participations in such reimbursement obligations pursuant to Section 2.04(e), or (ii) if such reimbursement obligations have been financed with Borrowings, remit such payment to the Administrative Agent, which will apply such payment to the prepayment of Borrowings in a principal amount equal to the principal amount of such reimbursement obligations so financed.  The Administrative Agent shall select the Borrowings to be prepaid pursuant to clause (ii) above in a manner that will mitigate, to the extent practical, the applicable Borrower’s obligations under Section 8.04(c) with respect to such prepayment.”

(d) The following new Section 3.04 is inserted after Section 3.03:

“SECTION 3.04. Conditions Precedent to Issuance of Each Bond Letter of Credit.

The obligation of each LC Issuing Bank to issue any Bond Letter of Credit in connection with any series of Bonds shall be subject to the satisfaction of the conditions precedent set forth in Sections 3.01, 3.02 and (if applicable) 3.03 and the further conditions precedent that:

(a)           On or prior to the date of such issuance, the Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent and the applicable LC Issuing Bank and in sufficient copies for each Lender:

(i)           Counterparts of any Pledge Agreement relating to such Bonds, duly executed by the applicable Borrower, the Administrative Agent and the applicable Custodian.

(ii)           Certified copies of the applicable Related Documents (which, in the case of the applicable Bonds, may be a specimen of such Bonds).

(iii)           Certified copies of the resolutions of the board of directors of the applicable Borrower approving the Related Documents to which such Borrower is a party in connection with such Bond Letter of Credit, and of all documents evidencing other necessary corporate action and Governmental Approvals, if any, with respect to such Related Documents.

(iv)           A certificate of the Secretary or Assistant Secretary of the applicable Borrower certifying the names and true signatures of such Borrower authorized to sign the Related Documents to which such Borrower is a party in connection with such Bond Letter of Credit and the other documents to be delivered by such Borrower hereunder in connection with the issuance of such Bond Letter of Credit.

(v)           A copy of the Official Statement relating to the Bonds to be supported by such Bond Letter of Credit.

(vi)           A certificate of an authorized officer of the applicable Custodian certifying the names, true signatures and incumbency of the officers of such Custodian authorized to sign the applicable Pledge Agreement.

(vii)           A certificate of an authorized officer of the applicable Trustee certifying the names, true signatures and incumbency of the officers of such Trustee authorized to make drawings under such Bond Letter of Credit.

(viii)                      Favorable opinions of counsel to the applicable Borrower and the applicable Issuer, in each case, with respect to the Related Documents to which each such Person is a party and such other matters as the Administrative Agent and the applicable LC Issuing Bank may reasonably request.

(ix)           A reliance letter from bond counsel relating to the Bonds to be supported by such Bond Letter of Credit permitting the Lenders to rely on the approving opinion of bond counsel with respect to such Bonds.

(x)           The Administrative Agent and the applicable LC Issuing Bank shall have received such other documents, certificates, opinions approvals and filings with respect to the applicable Related Documents as the Administrative Agent or such LC Issuing Bank may reasonably request.

(b)           On the date of such issuance, the following statements shall be true and correct, and the Administrative Agent shall have received on or before such date for the account of the applicable LC Issuing Bank and each Lender a certificate signed by a duly authorized officer of the applicable Borrower, dated such date, stating that the following representations and warranties are true and correct in all material respects on and as of such date, as though made on and as of such date:

(i)           The execution, delivery and performance by such Borrower of each Related Document to which such Borrower is a party in connection with such Bond Letter of Credit, and the consummation of the transactions contemplated thereby, are within such Borrower’s corporate powers, have been duly authorized by all necessary action, and do not contravene (i) such Borrower’s certificate of incorporation or by-laws, (ii) law binding or affecting such Borrower or (iii) any contractual restriction binding on or affecting such Borrower or any of its properties.

(ii)           Each Related Document to which such Borrower is a party in connection with such Bond Letter of Credit has been duly executed and delivered by such Borrower, and each such Related Document is the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights in general, and except as the availability of the remedy of specific performance is subject to general principles of equity (regardless of whether such remedy is sought in a proceeding in equity or at law) and subject to requirements of reasonableness, good faith and fair dealing.

(iii)           No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by such Borrower of any Related Document to which such Borrower is a party in connection with such Bond Letter of Credit, except for such Governmental Approvals that will have been obtained and will be in full force and effect on or prior to the date of execution and delivery of such Related Documents.

(iv)           The representations and warranties of such Borrower in the Related Documents to which such Borrower is a party in connection with such Bond Letter of Credit are true and correct in all material respects.”.

(e) The following new subsection (j) is inserted after Section 5.01(i):

“(j)           Control of Purchased Bonds.  So long as any Bond Letter of Credit issued for the account of such Borrower shall remain outstanding, cause each Bond purchased with the proceeds of such Bond Letter of Credit to be subject to the Lien of an applicable Pledge Agreement or otherwise registered in the name of the applicable LC Issuing Bank, the Administrative Agent or any nominee of such LC Issuing Bank or of the Administrative Agent pending the remarketing of such Bonds pursuant to the applicable Remarketing Agreement and the other applicable Related Documents.”

(f) The following new subsections (h) through (k) are inserted after Section 5.02(g):

“(h)           Optional Redemption of Bonds.  So long as any Bond Letter of Credit issued for the account of such Borrower shall remain outstanding, cause or permit delivery of a notice of an optional redemption or purchase of the applicable Bonds or of a change in the interest modes (other than to or from a mode in which interest is payable at a rate determined daily or weekly) on such Bonds resulting in a mandatory redemption or purchase of such Bonds under the applicable Indenture, unless (i) the Borrower has deposited with the Administrative Agent, the LC Issuing Bank or the applicable Trustee an amount equal to the principal of, premium, if any, and interest on such Bonds on the date of such redemption or purchase, or (ii) any notice of such redemption or purchase or change in the applicable interest mode is conditional upon receipt by the applicable Trustee or paying agent on or prior to the date fixed for the applicable redemption or purchase of funds (other than funds drawn under such Bond Letter of Credit) sufficient to pay the principal of, premium, if any, and interest on such Bonds on the date of such redemption or purchase.

(i)           Amendments to Indenture.  So long as any Bond Letter of Credit issued for the account of such Borrower shall remain outstanding, amend, modify, terminate or grant, or permit the amendment, modification, termination or grant of, any waiver under (or consent to, or permit or suffer to occur any action or omission which results in, or is equivalent to, an amendment, modification, or grant of a waiver under) any provision of the applicable Indenture that would (i) directly affect the rights or obligations of the applicable LC Issuing Bank under the applicable Related Documents without the prior written consent of such LC Issuing Bank or (ii) have an adverse effect on the rights or obligations of the Lenders hereunder without the prior written consent of the Required Lenders.

(j)           Official Statement.  So long as any Bond Letter of Credit issued for the account of such Borrower shall remain outstanding, refer to the applicable LC Issuing Bank in the Official Statement with respect to the applicable Bonds or make any changes in reference to such LC Issuing Bank in any revision, amendment or supplement without the prior consent of such LC Issuing Bank, or revise, amend or supplement such Official Statement without providing a copy of such revision, amendment or supplement, as the case may be, to such LC Issuing Bank.

(k)           Use of Proceeds of Bond Letter of Credit.  So long as any Bond Letter of Credit issued for the account of such Borrower shall remain outstanding, permit any proceeds of such Bond Letter of Credit to be used for any purpose other than the payment of the principal of, interest on, redemption price of and purchase price of the applicable Bonds.”.

(g) Clause (i) of Section 6.01(c) is amended and restated in its entirety to read as follows:

“(i) Such Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(a), 5.01(i)(iii), 5.01(j) or 5.02 (other than 5.02(f)), or”.

(h) The word “or” is inserted at the end of Section 6.01(h), and the following new subsections (i) through (k) are inserted following Section 6.01(h):

“(i)           Any representation or warranty made by such Borrower herein or by such Borrower (or any of its officers) in connection with this Agreement or any such Related Document shall prove to have been incorrect in any material respect when made; or

(j)           An “Event of Default” under and as defined in any Indenture executed and delivered in connection with any Bond Letter of Credit issued for the account of such Borrower shall have occurred and be continuing;”.

(i) The last paragraph of Section 6.01 is amended and restated in its entirety to read as follows:

“then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to such Borrower, declare the obligation of each Lender to make Extensions of Credit to such Borrower to be terminated, whereupon the same shall forthwith terminate; (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to such Borrower, declare the outstanding Borrowings of such Borrower, all interest thereon and all other amounts payable under this Agreement by such Borrower to be forthwith due and payable, whereupon the outstanding Borrowings of such Borrower, all such interest and all such amounts shall become and be forthwith due and payable by such Borrower, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by such Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Extensions of Credit to such Borrower shall automatically be terminated and (B) the outstanding Borrowings to such Borrower, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by such Borrower; (iii) shall at the request, or may with the consent, of the Required Lenders by notice to the such Borrower, give notice of the occurrence of an Event of Default to the Trustee for each series of Bonds supported by a Bond Letter of Credit issued for the account of such Borrower and instruct such Trustee either to accelerate such Bonds, thereby causing such Bond Letter of Credit to expire thereafter, per the terms of such Bond Letter of Credit, or to effect a mandatory tender of such Bonds; or (iv) pursue any rights and remedies on behalf of the Lenders and the applicable LC Issuing Bank that the Administrative Agent may have under the Related Documents executed and delivered in connection with any Bond Letter of Credit issued for the account of such Borrower.”.

(j) Each reference in Sections 7.01 through 7.03 and 7.05 to “this Agreement”, “hereof” and words of like import referring to the Credit Agreement shall be and include a reference to “the Related Documents”.

(k) Clause (i) of Section 8.01 is amended and restated in its entirety to read as follows:

“(i) amend Section 3.01, 3.02, 3.03 or 3.04 or waive any of the conditions specified therein,”.

SECTION 2. Conditions Precedent.  Section 1 of this Amendment shall not become effective until the date (the “Effective Date”) on which the following conditions have been satisfied:

(a) The Administrative Agent shall have received counterparts of this Amendment, duly executed by each Borrower, each LC Issuing Bank and the Required Lenders.

(b) the Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance reasonably satisfactory to the Administrative Agent in sufficient copies for each Lender:

(i) Certified copies of the resolutions of the board of directors of each Borrower authorizing this Amendment, and of all documents evidencing other necessary corporate action and Governmental Approvals, if any, with respect to this Amendment.

(ii) A certificate of the Secretary or Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Amendment, and the other documents to be delivered by such Borrower hereunder.

(iii) A favorable opinion of counsel for the Borrowers (which may be an attorney of American Electric Power Service Corporation), substantially in the form of Exhibit A hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

(c) On such date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of each Borrower, dated such date, stating that:

(i) The representations and warranties of all Borrowers contained in Section 3 hereof are true and correct in all material respects on and as of such date, as though made on and as of such date.

(ii) No Event of Default has occurred and is continuing or would result from the execution and delivery by each Borrower of this Amendment.

SECTION 3. Representations and Warranties.  Each Borrower hereby represents and warrants that the representations and warranties made by it in Sections 4.01(a) through (d) (with each reference therein to “this Agreement”, “hereunder” and words of like import referring to the Credit Agreement being deemed to be a reference to this Amendment and the Credit Agreement, as amended hereby) are true and connect on and as of the date hereof as though made on and as of such date.

SECTION 4.  Effect on the Credit Agreement.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any LC Issuing Bank, any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of any of the Credit Agreement.  Except as expressly amended above, the Credit Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  This Amendment shall be binding on the parties hereto and their respective successors and permitted assigns under the Credit Agreement, as amended hereby.

SECTION 5. Costs, Expenses and Taxes.  AEP agrees to pay promptly upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Amendment.  AEP further agrees to pay promptly upon demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent and the Lenders in connection with the enforcement of rights under this Section 5.

SECTION 6. Counterparts.  This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall constitute an original, and all of which taken together shall constitute one and the same instrument.

SECTION 7. Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AEP TEXAS CENTRAL COMPANY
AEP TEXAS NORTH COMPANY
AMERICAN ELECTRIC POWER COMPANY, INC.
APPALACHIAN POWER COMPANY
COLUMBUS SOUTHERN POWER COMPANY
INDIANA MICHIGAN POWER COMPANY
KENTUCKY POWER COMPANY
OHIO POWER COMPANY
PUBLIC SERVICE COMPANY OF OKLAHOMA
SOUTHWESTERN ELECTRIC POWER
       COMPANY

By   /s/  Renee V. Hawkins
Name:  Renee V. Hawkins
Title:    Assistant Treasurer

BARCLAYS BANK PLC

By  /s/  Gary B. Wenslow
 Name:  Gary B. Wenslow
 Title:    Associate Director

Name of Lender:  BNP PARIBAS

By  /s/  Denis O’Meara
 Name:  Denis O’Meara
 Title:    Managing Director

By  /s/  Ravina Advani
 Name:  Ravina Advani
 Title:    Vice President

Name of Lender: CALYON NEW YORK BRANCH

By /s/ Darrell Stanley
Name: Darrell Stanley
Title: Managing Director

By /s/ Sharada Manne
Name: Sharada Manne
Title: Director

Name of Lender: CITIBANK, N.A.

By /s/ Todd Davis
Name: Todd Davis
Title: Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By /s/ Brian Caldwell
Name: Brian Caldwell
Title: Director

By /s/ Nupur Kumar
Name: Nupur Kumar
Title: Associate

Name of Lender: JPMORGAN CHASE BANK, N.A. By /s/ Michael J. DeForge Name: Michael J. DeForge Title: Executive Director

Name of Lender: Key Bank National Association

By /s/ Sherrie I. Manson
Name: Sherrie I. Manson
Title: Senior Vice President

Name of Lender: LEHMAN BROTHERS BANK, FSB

By /s/ Janice M. Shugan
Name: Janice M. Shugan
Title: Authorized Signatory

Name of Lender: MERRILL LYNCH BANK USA

By /s/ Louis Alder
Name: Louis Alder
Title: First Vice President

SUNTRUST BANK

By /s/ Yann Pirio
Name: Yann Pirio
Title: Director

Name of Lender:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By /s/ Chi-Cheng Chen
Name: Chi-Cheng Chen
                             Title:    Authorized Signatory

THE NORTHERN TRUST COMPANY

By /s/ Jeffrey P. Sullivan
Name: Jeffrey P. Sullivan
Title: Vice President

THE ROYAL BANK OF SCOTLAND PLC By /s/ Emily Freedman Name: Emily Freedman Title: Vice President

UBS LOAN FINANCE LLC By /s/ Mary E. Evans Name: Mary E. Evans Title: Associate Director By /s/ Irja R. Otsa Name: Irja R. Otsa Title: Associate Director

U.S. BANK, N.A.

By /s/ Eric J. Cosgrove
Name: Eric J. Cosgrove
 Title:    Vice President

Name of Lender:  WACHOVIA BANK, N.A.

 By  /s/  Henry R. Biedrzycki
Name:  Henry R. Biedrzycki
Title:    Director

Name of Lender: WILLIAM STREET LLC By /s/ Mark Walton Name: Mark Walton Title: Authorized Signatory